Exhibit 10.1

Voting Agreement and Irrevocable Proxy

This Voting Agreement and Irrevocable Proxy, dated as of October 4, 2018 (this "Agreement"), is made by and among Bank of Commerce Holdings ("BOCH"), and Merchants Holding Company ("MHC"), and the undersigned, individually and not jointly, each of whom is a shareholder of MHC and a director and/or an executive officer of MHC (each, a "Shareholder"). This Agreement is effective upon the signing of the Merger Agreement (as defined below).

Recital

As an inducement for BOCH and MHC to enter into the Agreement and Plan of Merger, dated October 4, 2018 (the "Merger Agreement"), under which, among other things, MHC will merge with and into BOCH, and The Merchants National Bank of Sacramento, a wholly owned subsidiary of MHC, will merge with and into Redding Bank of Commerce, a wholly owned subsidiary of BOCH (collectively, the "Merger"), each Shareholder agrees as follows:

Agreement

1.

Voting of Shares. Each Shareholder will vote (or cause to be voted) at any shareholder meeting of MHC to approve the Merger Agreement or any related transaction, or any adjournment or postponement thereof (a "MHC Meeting"), all shares of MHC common stock that such Shareholder owns of record or beneficially, with power to vote or direct the voting of such shares (collectively, the "Owned Shares"), in favor of (a) approval of the Merger Agreement and the transactions contemplated therein, including the Merger, (b) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement, and (c) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement.

2.

Support of Directors. To the extent a Shareholder serves as a director on the board of directors of MHC, he or she agrees to (a) recommend the approval of the Merger Agreement and the transactions contemplated therein, including the Merger, to the shareholders of MHC and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including without limitation the director's fiduciary duties to MHC and its shareholders.

3.

Ownership. On the date of this Agreement, each Shareholder represents and warrants, severally but not jointly, that the Owned Shares set forth on such Shareholder's signature page (a) are owned of record or beneficially by the Shareholder in the manner reflected thereon, (b) include all of the shares of MHC common stock owned of record or beneficially by the Shareholder, and (c) are free and clear of any proxy or voting restriction, claims, liens, encumbrances, and security interests, except (if applicable) as set forth on the Shareholder's signature page, which encumbrances or other items do not affect the ability of the Shareholder to perform his or her obligations under this Agreement. As of the date of this Agreement, each Shareholder has, and at any MHC Meeting each Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to all of the Shareholder's Owned Shares, except as otherwise reflected on the Shareholder's signature page.

4.	Proxy.

a.

Appointment of Proxy. In order to better effect the provisions set forth in Section 1, each Shareholder revokes any previously executed proxies and constitutes and appoints Stephen A. Meyers, with full power of substitution, such Shareholder's true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at any MHC Meeting all of such Shareholder's Owned Shares as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is amended so as to reduce the amount or form of consideration to be received by the shareholders of MHC or change the tax consequences of the receipt thereof under the Merger Agreement in its present form. This irrevocable proxy shall automatically terminate upon termination of this Agreement.

b.

Substitute. If for any reason the Proxy Holder becomes unable to perform his duties as Proxy Holder under this Agreement, Shareholder appoints David Inderkum ("Substitute") as substitute proxy to act as the Proxy Holder and vote all of each Shareholder's Owned Shares at any MHC Meeting as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is amended so as to reduce the amount or form of consideration to be received by the shareholders of MHC or change the tax consequences of the receipt thereof under the Merger Agreement in its present form. Notwithstanding the above, Shareholder may from time to time, in his or her discretion, appoint any other substitute proxy to act as the Proxy Holder upon prior written notice to BOCH and MHC.

5.

Acknowledgments. Each Shareholder acknowledges that BOCH and MHC are relying on this Agreement in incurring expenses in connection with the transactions contemplated by the Merger Agreement and that the proxy granted under this Agreement is coupled with an interest and is irrevocable to the fullest extent permitted by applicable law. The vote of the Proxy Holder (and upon substitution, the Substitute under Section 4(b)) will control in any conflict between such vote of the Owned Shares and a vote by any substitute proxy holder or the Shareholder, and MHC agrees to recognize the vote of the Proxy Holder or upon substitution, the Substitute.

6.

No Transfer. Until the termination of this Agreement pursuant to Section 7(j), no Shareholder will sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of MHC in connection with the MHC Meeting at which the Merger Agreement is presented for shareholder approval) any of the Owned Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to BOCH embodying the benefits and rights contained in this Agreement.

7.	Miscellaneous.

a.

Right of First Offer Agreement. The parties acknowledge that certain Owned Shares are subject to that Right of First Offer Agreement, dated December 1, 2009, entered into between MHC and Thomas M. Bolton, Jr. and Yvonne LeMaitre, Co-Trustees of the Merchants Holding Company Stock Share of the Survivor's Trust under the 1996 Bolton Family Trust dated April 2, 1996, as amended (the "RoFO Agreement"). To the extent the RoFO Agreement conflicts with the terms of, or otherwise restricts the transactions contemplated under, this Agreement, MHC hereby waives such conflict(s) or restriction(s).

b.

Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations of the undersigned. This Agreement is intended to be enforceable by BOCH against each Shareholder individually.

c.	Binding Effect. This Agreement will inure to the benefit of, and will be binding upon, each Shareholder's heirs or legal representatives.

d.

Severability. If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

e.

Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

f.

Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses.

g.

Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by BOCH, MHC and the Shareholder to be bound by such amendment and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

h.

Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California, except to the extent that federal law may govern certain matters. The parties must bring any legal proceeding arising out of this Agreement in state or federal courts located in Sacramento County, California. Each party consents to and submits to the jurisdiction of any such court.

i.

Remedies. Any breach of this Agreement entitles BOCH to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

j.

Termination of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) such date and time as termination of the Merger Agreement in accordance with its terms, or (iii) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

k.

Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

l.

Entire Understanding. This Agreement represents the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby, and this Agreement, supersedes any and all other oral or written agreements heretofore made.

m.

Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BANK OF COMMERCE HOLDINGS		MERCHANTS HOLDING COMPANY

By:	Randall S. Eslick	By:	Stephen A. Meyers
Its:	President and CEO	Its:	President and CEO

[Shareholder signatures appear on the following pages]

[Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

[Shareholder name]

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]